Exhibit 99.1

Jack in the Box Inc. Reports Second Quarter FY 2018 Earnings

Updates Guidance for FY 2018; Declares Quarterly Cash Dividend;
Announces Additional $200 Million Share Repurchase Authorization

SAN DIEGO--(BUSINESS WIRE)--May 16, 2018--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the second quarter ended April 15, 2018.

The company completed the sale of Qdoba Restaurant Corporation ("Qdoba") on March 21, 2018. Qdoba® results are included in discontinued operations for all periods presented.

Earnings from continuing operations were $25.0 million, or $0.85 per diluted share, for the second quarter of fiscal 2018 compared with $31.4 million, or $1.01 per diluted share, for the second quarter of fiscal 2017.

Operating Earnings Per Share(1), a non-GAAP measure, were $0.80 in the second quarter of fiscal 2018 compared with $0.86 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release. Figures may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017	April 15, 2018	April 16, 2017
Diluted earnings per share from continuing operations – GAAP	$0.85	$1.01	$1.27	$2.07
Gains on the sale of company-operated restaurants	(0.13)	(0.15)	(0.34)	(0.15)
Restructuring charges	0.06	—	0.07	0.01
Non-cash impact of the Tax Cuts and Jobs Act	0.02	—	1.05	—
Excess tax benefits from share-based compensation arrangements	—	—	(0.03)	—
Operating Earnings Per Share – non-GAAP	$0.80	$0.86	$2.02	$1.92

____________________________

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Cuts and Jobs Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Adjusted EBITDA(2), a non-GAAP measure, was $60.3 million in the second quarter of fiscal 2018 compared with $69.5 million for the prior year quarter.

Lenny Comma, chairman and chief executive officer, said, “Our second quarter operating results were in line with our expectations. We were pleased that a greater emphasis on value resulted in a sequential improvement in traffic during the quarter. And by balancing our value promotions with innovative premium products, we were able to protect restaurant margins.

"With the refranchising of 63 Jack in the Box® restaurants in the second quarter and 29 thus far in the third quarter, our franchise mix now stands at 93 percent. We currently have signed non-binding letters of intent with franchisees to sell 17 additional restaurants, which would bring the Jack in the Box franchise mix to approximately 94 percent. In addition, we completed the sale of Qdoba during the quarter, which marks an important milestone in the actions we’re taking to enhance shareholder value.

"We resumed share repurchases during the quarter, with the purchase of $100 million of stock, and last week our Board of Directors authorized an additional $200 million stock buyback program. We also completed an amendment and extension of our existing credit facility which is an interim step that provides an immediate increase in our borrowing capacity to 4.5 times EBITDA while we work with our advisors to evaluate longer-term financing alternatives. We remain comfortable with ultimately increasing our leverage up to 5.0 times EBITDA."

Increase/(decrease) in Jack in the Box same-store sales:

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017*	April 15, 2018	April 16, 2017*
Company	0.9%	(2.4)%	0.5%	(0.7)%
Franchise	(0.2)%	(0.4)%	(0.3)%	2.0%
System	(0.1)%	(0.8)%	(0.2)%	1.4%

____________________________

*Note: Due to the transition from a 53-week year in fiscal 2016 to a 52-week year in fiscal 2017, year-over-year fiscal period comparisons are offset by one week. The change in same-store sales presented in the 2017 column uses comparable calendar periods to balance the one-week shift from fiscal 2016 and to provide a clearer year-over-year comparison.

Jack in the Box system same-store sales decreased 0.1 percent for the quarter and lagged the QSR sandwich segment by 1.0 percentage points for the comparable period, according to The NPD Group’s SalesTrack® Weekly for the 12-week time period ended April 15, 2018. Included in this segment are 16 of the top QSR sandwich and burger chains in the country. Company same-store sales increased 0.9 percent in the second quarter driven by average check growth of 2.6 percent, partially offset by a 1.7 percent decrease in transactions.

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(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings from discontinued operations, income taxes, interest expense, net, gains on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Restaurant-Level EBITDA(3), a non-GAAP measure, increased by 250 basis points to 26.4 percent of company restaurant sales in the second quarter of 2018 from 23.9 percent a year ago. The increase was due primarily to the benefit of refranchising, which was partially offset by wage and commodity inflation, and higher maintenance and repairs expenses. The decrease in food and packaging costs as a percentage of sales resulted from menu price increases and favorable product mix, partially offset by commodity inflation of approximately 3.6 percent in the quarter. Restaurant Operating Margin(3), a non-GAAP measure, increased to 22.7 percent of company restaurant sales in the second quarter of fiscal 2018 from 19.7 percent in the prior year quarter.

Franchise EBITDA(3), a non-GAAP measure, as a percentage of total franchise revenues decreased to 59.8 percent in the second quarter from 61.2 percent in the prior year quarter. The decrease was due primarily to a decrease in franchise-operated restaurant same-store sales of 0.2 percent in the current quarter, and incremental costs incurred in 2018 related to the implementation of a mystery guest program. Franchise Margin(3), a non-GAAP measure, decreased to 51.5 percent of total franchise revenues in the second quarter of fiscal 2018 compared with 53.1 percent in the second quarter of fiscal 2017.

SG&A expenses for the second quarter increased by $1.2 million and were 12.9 percent of revenues compared with 9.7 percent in the prior year quarter. Advertising costs, which are included in SG&A, were $7.3 million in the second quarter compared with $9.1 million in the prior year quarter. The $1.8 million decrease in advertising costs was due to a $3.3 million decrease resulting from refranchising, which was partially offset by an incremental $1.5 million of spending in the quarter. The $3.0 million increase in G&A excluding advertising was attributable to mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $1.8 million year-over-year increase in SG&A, and a $1.6 million increase in incentive compensation. These increases were partially offset by reductions related to refranchising. As a percentage of system-wide sales, G&A excluding advertising was 2.5 percent in the second quarter of 2018 compared with 2.1 percent in the 2017 quarter.

____________________________

(3) Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin, and Franchise EBITDA are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

In fiscal 2018, the company began presenting depreciation and amortization as a separate line item in its condensed consolidated statements of earnings to better align with similar presentation made by many of its peers and to provide additional disclosure that is meaningful for investors. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation. Depreciation and amortization was previously presented within company restaurant costs, franchise occupancy expenses, selling, general and administrative expenses, and impairment and other charges, net, in the company's condensed consolidated statements of earnings.

Restructuring charges of $2.6 million, or approximately $0.06 per diluted share, were recorded during the second quarter of fiscal 2018 compared with $0.2 million, or less than $0.01 per diluted share, in the prior year quarter. Restructuring charges are included in "Impairment and other charges, net" in the accompanying condensed consolidated statements of earnings. Including these charges, impairment and other charges, net, increased in the second quarter to $4.9 million from $1.4 million in the year ago quarter.

Interest expense, net, increased by $1.4 million in the second quarter primarily due to a higher effective interest rate for 2018. The company allocated $1.6 million and $2.0 million of interest expense to Qdoba in the second quarters of 2018 and 2017, respectively.

The Tax Cuts and Jobs Act (the "Tax Act"), enacted into law on December 22, 2017, reduced the federal statutory rate from 35 percent to 21 percent as of January 1, 2018. As a company with a fiscal year-end of September 30, the tax rate reduction will be phased in, resulting in a blended statutory federal tax rate of 24.5 percent for the fiscal year ending September 30, 2018. In addition, the Tax Act resulted in a non-cash increase to the provision for income taxes of $0.6 million, or $0.02 per diluted share, for the second quarter of fiscal 2018, and $31.2 million, or $1.05 per diluted share, for the 28 weeks ended April 15, 2018, related primarily to the revaluation of deferred tax assets and liabilities at the new lower rates. This revaluation was based upon estimates and interpretations of the Tax Act which may be refined as further guidance is issued.

Qdoba Discontinued Operations

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba, a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, "Apollo"). The transaction closed on March 21, 2018, and operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations.

Qdoba generated net earnings of $22.7 million for the second quarter, including an after-tax gain on the sale of $20.0 million compared with net earnings of $1.8 million in the prior year quarter.

Capital Allocation

The company repurchased approximately 1,111,000 shares of its common stock in the second quarter of 2018 at an average price of $89.98 per share for an aggregate cost of $100.0 million. The company currently has approximately $281.0 million remaining under stock-buyback programs authorized by its Board of Directors, including approximately $81.0 million that expires in November 2018 and an additional $200 million authorized by the Board last week that expires in November 2019.

The company also announced today that on May 11, 2018, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on June 11, 2018, to shareholders of record at the close of business on May 29, 2018.

Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the third quarter ending July 8, 2018, and fiscal year ending September 30, 2018. Fiscal 2018 and fiscal 2017 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

Third quarter fiscal year 2018 guidance

  Same-store sales of approximately flat to up 1.0 percent at Jack in the Box system restaurants versus a 0.2 percent decrease in the year-ago quarter.

Fiscal year 2018 guidance

  Same-store sales increase of approximately flat to up 1.0 percent at Jack in the Box system restaurants.
  Commodity cost inflation of approximately 3.0 percent.
  Restaurant-Level EBITDA of approximately 26.0 to 27.0 percent, depending on the timing of refranchising transactions and the margins associated with the restaurants sold.
  SG&A as a percentage of revenues of approximately 12.0 to 12.5 percent, which includes incremental advertising spending on behalf of the system.
  G&A as a percentage of system-wide sales of approximately 2.3 to 2.5 percent.
  Approximately 25 new Jack in the Box restaurants opening system-wide, the majority of which will be franchise locations.
  Capital expenditures of approximately $30 to $35 million.
  Tenant improvement allowances of approximately $25 million.
  Tax rate of approximately 29.0 percent, excluding the non-cash impact of the Tax Act and the tax impact of excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously.
  Adjusted EBITDA of approximately $260 to $270 million.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, May 17, 2018, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on May 17, 2018.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to substantial risks and uncertainties. A variety of factors could cause the company’s actual results to differ materially from those expressed in the forward-looking statements, including the following: the success of new products, marketing initiatives and facility remodels; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A; the company's ability to execute its refranchising strategy; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, and risks relating to expansion into new markets; litigation risks; the company's ability to enhance shareholder value; food-safety incidents or negative publicity impacting the reputation of the company's brand; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017	April 15, 2018	April 16, 2017
Revenues:
Company restaurant sales	$113,938	$180,275	$283,575	$418,846
Franchise rental revenues	57,843	51,295	135,060	122,731
Franchise royalties and other	37,991	34,314	85,600	77,488
	209,772	265,884	504,235	619,065
Operating costs and expenses, net:
Company restaurant costs(1):
Food and packaging	32,638	52,042	81,502	120,031
Payroll and employee benefits	33,096	54,529	82,036	124,712
Occupancy and other	18,143	30,704	45,893	69,645
Total company restaurant costs(1)	83,877	137,275	209,431	314,388
Franchise occupancy expenses(1)	36,065	31,543	82,586	73,733
Franchise support and other costs	2,583	1,734	5,065	4,271
Selling, general and administrative expenses(1)	27,017	25,862	61,642	66,634
Depreciation and amortization(1)	13,955	16,122	33,112	37,385
Impairment and other charges, net(1)	4,927	1,367	7,184	4,021
Gains on the sale of company-operated restaurants	(5,472)	(7,779)	(14,412)	(7,916)
	162,952	206,124	384,608	492,516
Earnings from operations	46,820	59,760	119,627	126,549
Interest expense, net	10,413	9,037	23,193	19,446
Earnings from continuing operations and before income taxes	36,407	50,723	96,434	107,103
Income taxes	11,426	19,333	58,564	41,164
Earnings from continuing operations	24,981	31,390	37,870	65,939
Earnings from discontinued operations, net of taxes	22,624	1,704	21,925	3,084
Net earnings	$47,605	$33,094	$59,795	$69,023

Net earnings per share - basic:
Earnings from continuing operations	$0.86	$1.02	$1.29	$2.09
Earnings from discontinued operations	0.78	0.06	0.75	0.10
Net earnings per share (2) - basic	$1.64	$1.07	$2.04	$2.18
Net earnings per share - diluted:
Earnings from continuing operations	$0.85	$1.01	$1.27	$2.07
Earnings from discontinued operations	0.77	0.05	0.74	0.10
Net earnings per share (2) - diluted	$1.62	$1.06	$2.01	$2.16
Weighted-average shares outstanding:
Basic	29,040	30,895	29,332	31,622
Diluted	29,356	31,126	29,705	31,883

Dividends declared per common share	$0.40	$0.40	$0.80	$0.80

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(1) In 2018, the company began presenting depreciation and amortization as a separate line item in its condensed consolidated statements of earnings to better align with similar presentation made by many of its peers and to provide additional disclosure that is meaningful for investors. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.
(2) Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	April 15, 2018	October 1, 2017
ASSETS
Current assets:
Cash	$1,154	$4,467
Accounts and other receivables, net	102,404	59,609
Inventories	2,559	3,445
Prepaid expenses	11,947	27,532
Current assets held for sale	23,495	42,732
Other current assets	3,582	1,493
Total current assets	145,141	139,278
Property and equipment:
Property and equipment, at cost	1,224,738	1,262,117
Less accumulated depreciation and amortization	(781,389)	(777,841)
Property and equipment, net	443,349	484,276
Other Assets:
Intangible assets, net	710	1,413
Goodwill	47,414	51,412
Non-current assets held for sale	—	280,796
Other assets, net	238,424	277,570
Total other assets	286,548	611,191
	$875,038	$1,234,745
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$42,854	$64,225
Accounts payable	24,500	28,366
Accrued liabilities	100,181	135,054
Current liabilities held for sale	—	34,345
Total current liabilities	167,535	261,990
Long-term liabilities:
Long-term debt, net of current maturities	900,402	1,079,982
Non-current liabilities held for sale	—	32,078
Other long-term liabilities	238,011	248,825
Total long-term liabilities	1,138,413	1,360,885
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 81,945,792 and 81,843,483 issued, respectively	819	818
Capital in excess of par value	459,821	453,432
Retained earnings	1,521,934	1,485,820
Accumulated other comprehensive loss	(123,045)	(137,761)
Treasury stock, at cost, 53,522,782 and 52,411,407 shares, respectively	(2,290,439)	(2,190,439)
Total stockholders’ deficit	(430,910)	(388,130)
	$875,038	$1,234,745

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	28 Weeks Ended
	April 15, 2018	April 16, 2017
Cash flows from operating activities:
Net earnings	$59,795	$69,023
Earnings from discontinued operations	21,925	3,084
Income from continuing operations	37,870	65,939
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	33,112	37,385
Amortization of franchise tenant improvement allowances	265	48
Deferred finance cost amortization	1,725	1,919
Excess tax benefits from share-based compensation arrangements	(816)	(4,034)
Deferred income taxes	34,726	2,428
Share-based compensation expense	6,148	6,270
Pension and postretirement expense	1,252	2,269
Gains on cash surrender value of company-owned life insurance	(312)	(73)
Gains on the sale of company-operated restaurants	(14,412)	(7,916)
Losses on the disposition of property and equipment, net	481	957
Impairment charges and other	1,502	745
Changes in assets and liabilities, excluding dispositions:
Accounts and other receivables	(13,876)	30,666
Inventories	886	528
Prepaid expenses and other current assets	(5,458)	18,560
Accounts payable	(3,742)	(1,637)
Accrued liabilities	(35,959)	(30,003)
Pension and postretirement contributions	(3,077)	(2,773)
Franchise tenant improvement allowance distributions	(3,487)	—
Other	(7,551)	(6,111)
Cash flows provided by operating activities	29,277	115,167
Cash flows from investing activities:
Purchases of property and equipment	(18,347)	(15,596)
Purchases of assets intended for sale and leaseback	(5,491)	(1,752)
Proceeds from the sale and leaseback of assets	4,949	2,466
Proceeds from the sale of company-operated restaurants	16,844	31,389
Collections on notes receivable	9,722	1,121
Proceeds from the sale of property and equipment	600	2,082
Other	2,969	(172)
Cash flows provided by investing activities	11,246	19,538
Cash flows from financing activities:
Borrowings on revolving credit facilities	283,200	534,500
Repayments of borrowings on revolving credit facilities	(199,100)	(305,000)
Principal repayments on debt	(282,626)	(28,738)
Debt issuance costs	(1,367)	—
Dividends paid on common stock	(23,370)	(25,462)
Proceeds from issuance of common stock	39	4,840
Repurchases of common stock	(100,000)	(322,687)
Excess tax benefits from share-based compensation arrangements	—	4,034
Change in book overdraft	1,397	—
Payroll tax payments for equity award issuances	(4,268)	(5,706)
Cash flows used in financing activities	(326,095)	(144,219)
Cash flows used in continuing operations	(285,572)	(9,514)
Net cash provided by operating activities of discontinued operations	5,503	16,692
Net cash provided by (used in) investing activities of discontinued operations	273,653	(17,788)
Net cash used in financing activities of discontinued operations	(78)	(62)
Net cash provided by (used in) discontinued operations	279,078	(1,158)
Effect of exchange rate changes on cash	6	—
Cash at beginning of period, including discontinued operations cash	7,642	17,030
Cash at end of period, including discontinued operations cash	$1,154	$6,358

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017	April 15, 2018	April 16, 2017
Revenues:
Company restaurant sales	54.3%	67.8%	56.2%	67.7%
Franchise rental revenues	27.6%	19.3%	26.8%	19.8%
Franchise royalties and other	18.1%	12.9%	17.0%	12.5%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	28.6%	28.9%	28.7%	28.7%
Payroll and employee benefits (1)	29.0%	30.2%	28.9%	29.8%
Occupancy and other (1)	15.9%	17.0%	16.2%	16.6%
Total company restaurant costs (1)	73.6%	76.1%	73.9%	75.1%
Franchise occupancy expenses (2)	62.3%	61.5%	61.1%	60.1%
Franchise support and other costs (3)	6.8%	5.1%	5.9%	5.5%
Selling, general and administrative expenses	12.9%	9.7%	12.2%	10.8%
Depreciation and amortization	6.7%	6.1%	6.6%	6.0%
Impairment and other charges, net	2.3%	0.5%	1.4%	0.6%
Gains on the sale of company-operated restaurants	(2.6)%	(2.9)%	(2.9)%	(1.3)%
Earnings from operations	22.3%	22.5%	23.7%	20.4%
Income tax rate (4)	31.4%	38.1%	60.7%	38.4%

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(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (dollars in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017	April 15, 2018	April 16, 2017
Company-owned restaurant sales	$113,938	$180,275	$283,575	$418,846
Franchised restaurant sales (1)	685,514	621,788	1,584,576	1,455,074
System sales (1)	$799,452	$802,063	$1,868,151	$1,873,920

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(1)	Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales includes company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2018			2017
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	276	1,975	2,251	417	1,838	2,255
New	1	8	9	2	13	15
Refranchised	(85)	85	—	(60)	60	—
Acquired from franchisees	—	—	—	19	(19)	—
Closed	(4)	(11)	(15)	(7)	(3)	(10)
End of period	188	2,057	2,245	371	1,889	2,260
% of system	8%	92%	100%	16%	84%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

Within this release, the company makes reference to Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA, which are non-GAAP financial measures. Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the one-time, non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. Adjusted EBITDA represents net earnings on a GAAP basis excluding gains or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, depreciation and amortization, and the amortization of franchise tenant improvement allowances. Restaurant-Level EBITDA and Franchise EBITDA represent earnings from operations on a GAAP basis adjusted to exclude depreciation and amortization allocated to company restaurant operations and franchise operations, the amortization of franchise tenant improvement allowances, and other operating expenses, such as general and administrative expenses, which include the costs of functions such as accounting, finance and human resources, and other costs such as pension expense, share-based compensation, impairment and other charges, net, and gains or losses on the sale of company-operated restaurants. Restaurant Operating Margin and Franchise Margin are derived from Restaurant-Level EBITDA and Franchise EBITDA, respectively, plus depreciation and amortization and the amortization of franchise tenant improvement allowances.

The company is presenting Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA because it believes that they provide a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA, Restaurant-Level EBITDA and Franchise EBITDA permit investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

However, Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net earnings, earnings from operations or cash flow from operating activities as indicators of operating performance or liquidity. The company encourages investors to rely upon its GAAP numbers but includes these non-GAAP financial measures as supplemental metrics to assist investors. These non-GAAP financial measures should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017	April 15, 2018	April 16, 2017
Diluted earnings per share from continuing operations – GAAP	$0.85	$1.01	$1.27	$2.07
Gains on the sale of company-operated restaurants	(0.13)	(0.15)	(0.34)	(0.15)
Restructuring charges	0.06	—	0.07	0.01
Non-cash impact of the Tax Cuts and Jobs Act	0.02	—	1.05	—
Excess tax benefits from share-based compensation arrangements	—	—	(0.03)	—
Operating Earnings Per Share – non-GAAP	$0.80	$0.86	$2.02	$1.92

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		28 Weeks Ended
	April 15, 2018	April 16, 2017	April 15, 2018	April 16, 2017
Net earnings - GAAP	$47,605	$33,094	$59,795	$69,023
Earnings from discontinued operations, net of taxes	(22,624)	(1,704)	(21,925)	(3,084)
Income taxes	11,426	19,333	58,564	41,164
Interest expense, net	10,413	9,037	23,193	19,446
Earnings from operations	46,820	59,760	119,627	126,549
Gains on the sale of company-operated restaurants	(5,472)	(7,779)	(14,412)	(7,916)
Impairment and other charges, net	4,927	1,367	7,184	4,021
Depreciation and amortization	13,955	16,122	33,112	37,385
Amortization of franchise tenant improvement allowances	118	23	265	48
Adjusted EBITDA – non-GAAP	$60,348	$69,493	$145,776	$160,087

Below is a reconciliation of non-GAAP Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA to the most directly comparable GAAP measure, earnings from operations (in thousands).

	12 Weeks Ended				28 Weeks Ended
	April 15, 2018		April 16, 2017		April 15, 2018		April 16, 2017
Earnings from operations (1) - GAAP	$46,820		$59,760		$119,627		$126,549
Other operating expenses, net:
Selling, general and administrative expenses	$(27,017)		$(25,862)		$(61,642)		$(66,634)
Impairment and other charges, net	(4,927)		(1,367)		(7,184)		(4,021)
Gains on the sale of company-operated restaurants	5,472		7,779		14,412		7,916
Total other operating expenses, net	$(26,472)		$(19,450)		$(54,414)		$(62,739)

Franchise operations:
Franchise rental revenues	$57,843		$51,295		$135,060		$122,731
Franchise royalties and other	37,991		34,314		85,600		77,488
Total franchise revenues	95,834		85,609		220,660		200,219
Franchise occupancy expenses	(36,065)		(31,543)		(82,586)		(73,733)
Franchise support and other costs	(2,583)		(1,734)		(5,065)		(4,271)
Amortization of franchise tenant improvement allowances	118		23		265		48
Franchise EBITDA - non-GAAP(2)	57,304	59.8%	52,355	61.2%	133,274	60.4%	122,263	61.1%
Depreciation and amortization(2)	(7,801)	8.1%	(6,850)	8.0%	(17,909)	8.1%	(16,076)	8.0%
Amortization of franchise tenant improvement allowances(2)	(118)	0.1%	(23)	—%	(265)	0.1%	(48)	—%
Franchise Margin - non-GAAP(2)	$49,385	51.5%	$45,482	53.1%	$115,100	52.2%	$106,139	53.0%

Company restaurant operations:
Company restaurant sales	$113,938		$180,275		$283,575		$418,846
Food and packaging(3)	(32,638)	28.6%	(52,042)	28.9%	(81,502)	28.7%	(120,031)	28.7%
Payroll and employee benefits(3)	(33,096)	29.0%	(54,529)	30.2%	(82,036)	28.9%	(124,712)	29.8%
Occupancy and other(3)	(18,143)	15.9%	(30,704)	17.0%	(45,893)	16.2%	(69,645)	16.6%
Restaurant-Level EBITDA - non-GAAP(3)	30,061	26.4%	43,000	23.9%	74,144	26.1%	104,458	24.9%
Depreciation and amortization(3)	(4,188)	3.7%	(7,523)	4.2%	(10,631)	3.7%	(17,433)	4.2%
Restaurant Operating Margin - non-GAAP(3)	$25,873	22.7%	$35,477	19.7%	$63,513	22.4%	$87,025	20.8%

Depreciation and amortization:
Company restaurant occupancy and other	$(4,188)		$(7,523)		$(10,631)		$(17,433)
Franchise occupancy expenses	(7,801)		(6,850)		(17,909)		(16,076)
Impairment and other charges, net	(6)		(5)		(14)		(13)
Selling, general and administrative expenses	(1,960)		(1,744)		(4,558)		(3,863)
Total depreciation and amortization	$(13,955)		$(16,122)		$(33,112)		$(37,385)

____________________________
(1) Earnings from operations is the sum of total other operating expenses, net, Franchise EBITDA, Restaurant-Level EBITDA, and depreciation and amortization, plus the amortization of franchise tenant improvement allowances.
(2) Percentages are calculated based on a percentage of total franchise revenues.
(3) Percentages are calculated based on a percentage of company restaurant sales.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291